Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of CardConnect Corp. on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-213327)  of our report dated March 16, 2017 with respect to our audits of the consolidated financial statements of CardConnect Corp. and Subsidiaries as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 appearing in the Annual Report on Form 10-K of CardConnect Corp. for the year ended December 31, 2016. We also consent to the incorporation by reference of our report dated January 26, 2016 with respect to our audits of the financial statements of FinTech Acquisition Corp. as of October 31, 2015 and 2014 and for the years then ended incorporated by reference in Form 8-K (File No. 001-36846) of CardConnect Corp.  We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 27, 2017